As filed on July 30, 1998                             Registration No. ___-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ABERCROMBIE & FITCH CO.
 -----------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                      31-1469076
-------------------------------           -----------------------------------
(State or Other Jurisdiction of             (IRS Employer Identification No.)
Incorporation or Organization)



         Four Limited Parkway East, Reynoldsburg, Ohio                43068
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           (Address of Principal Executive Offices)                 (Zip Code)


              ABERCROMBIE & FITCH CO. SAVINGS AND RETIREMENT PLAN
              ---------------------------------------------------
             ABERCROMBIE & FITCH CO. ASSOCIATE STOCK PURCHASE PLAN
             -----------------------------------------------------
                           (Full Title of the Plans)

                                SETH R. JOHNSON
                   Vice President and Chief Financial Officer
                            Abercrombie & Fitch Co.
                           Four Limited Parkway East
                            Reynoldsburg, Ohio 43068
                                 (614) 577-6500
         -------------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                             Proposed Maximum      Proposed Maximum
Title of Securities   Amount to be          Offering Price per    Aggregate Offering       Amount of
to be Registered(1)   Registered(2)              Share(3)               Price(3)        Registration Fee
---------------------------------------------------------------------------------------------------------
Class A Common
Stock, $.01 par
value                500,000 shares             $45.59375             $22,796,875           $6,725.08
=========================================================================================================

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

     (2) Of this number, 250,000 shares are being registered for issuance under the Savings and Retirement Plan and 250,000 shares are being registered for issuance under the Associate Stock Purchase Plan.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the New York Stock Exchange consolidated reporting system as of July 28, 1998.

                   ------------------------------------------

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents By Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the following documents:

          (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended January 31, 1998.

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998.

          (c) The description of the Registrant's Class A Common Stock, $.01 par value, set forth in the Registrant's Amendment No. 2 to Registration Statement on Form S-1, filed with the Commission on August 28, 1996 ("Common Stock") and incorporated by reference in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on August 29, 1996.

          All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the filing of a post-effective amendment which indicates that all securities offered hereunder pursuant to the Plans have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the issuance of the shares of Class A Common Stock of the Registrant being registered on this Registration Statement on Form S-8 will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. Douglas L. Williams, a director of the Registrant, is a partner in such firm. As of July 6, 1998, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of 1,300 shares of Class A Common Stock of the Registrant.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to




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
indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

          The Registrant's Bylaws provide generally that the Registrant shall indemnify its present and past directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. Directors and officers of the Registrant and its subsidiaries are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal. The Registrant's Bylaws also provide that indemnification thereunder is not exclusive, and the Registrant may agree to indemnify any person as provided therein. The Registrant is a party to indemnification agreements with its directors and officers.

          The Registrant's Amended and Restated Certificate of Incorporation provides that directors of the Registrant shall not be held personally liable to the Registrant or its stockholders for monetary damages arising from certain breaches of their fiduciary duties. The provision does not insulate directors from personal liability for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violation of law, (iii) transactions in which the director derives any improper personal benefit or (iv) unlawfully voting to pay dividends or to repurchase or redeem stock.

          The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.

          The Abercrombie & Fitch Co. Savings and Retirement Plan provides for indemnification by the Registrant of the members of such plan's administrative committee for costs, expenses and liabilities incurred by such members in connection with their service as a member of such committee, subject to the conditions and exceptions set forth in such plan. Seth R. Johnson, an officer and director of the Registrant, is a member of such plan's administrative committee.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See Exhibit Index on page 7.

          The Registrant undertakes to submit the Abercrombie & Fitch Co. Savings and Retirement Plan to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401(a) of the Internal Revenue Code.

Item 9.   Undertakings.

          (a) Rule 415 Offering.

          The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");



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
                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Filing of Registration Statement on Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reynoldsburg, State of Ohio, on July 29, 1998.

                            ABERCROMBIE & FITCH CO.
                            (The Registrant)

                            By /s/ Seth R. Johnson
                              -------------------------
                              Seth R. Johnson,
                              Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 29, 1998.


Signature                          Title
---------                          -----

        *
------------------------
Michael S.  Jeffries               Chairman of the Board of Directors and
                                   Chief Executive Officer
                                   (Principal Executive Officer)

/s/ Seth R. Johnson
------------------------           Vice President and Chief Financial Officer
Seth R.  Johnson                   and Director (Principal Financial and
                                   Accounting Officer)

        *
------------------------           Director
George Foos

        *
------------------------           Director
John A. Golden

        *
------------------------           Director
John W. Kessler

        *
------------------------           Director
Sam N. Shahid, Jr.

        *
------------------------           Director
Douglas L. Williams



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

     *Seth R. Johnson, by signing his name hereto, signs this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                                              By /s/ Seth R. Johnson
                                                --------------------
                                                Seth R. Johnson,
                                                Attorney-in-Fact


The Plans

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Abercrombie & Fitch Co. Savings and Retirement Plan and the Abercrombie & Fitch Co. Associate Stock Purchase Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reynoldsburg, State of Ohio, on July 29, 1998.


                                      ABERCROMBIE & FITCH CO.
                                      SAVINGS AND RETIREMENT PLAN


                                      By:  /s/ Seth R. Johnson
                                         -------------------------------------
                                           Seth R. Johnson, Chairman of the
                                           Benefits Administrative Committee


                                      ABERCROMBIE & FITCH CO.
                                      ASSOCIATE STOCK PURCHASE PLAN


                                      By:  /s/ Seth R. Johnson
                                         -------------------------------------
                                           Seth R. Johnson, Chairman of the
                                           Benefits Administrative Committee






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

                                 EXHIBIT INDEX


     The following exhibits are filed as part of this Registration Statement:


                               Exhibit

4.1 Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the Registrant's quarterly report on Form 10-Q for the quarter ended November 2, 1996.

4.2 Form of Bylaws of the Registrant incorporated by reference to Exhibit 3.1 of the Registrant's quarterly report on Form 10-Q for the quarter ended November 2, 1996.

5.1   Legal opinion of Vorys, Sater, Seymour and Pease LLP.

15.1 Letter of PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Information.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Vorys, Sater, Seymour and Pease LLP. (included in the opinion filed as Exhibit 5.1).

24.1  Power of Attorney.





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